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                                 HUB GROUP, INC.

                                       and

                            HUB CITY TERMINALS, INC.

                       -----------------------------------

                                 FIRST AMENDMENT

                          Dated as of February 26, 2001

                                       to

                            NOTE PURCHASE AGREEMENTS

                            Dated as of June 15, 1999

                      -----------------------------------





                       Re: $50,000,000 8.64% Senior Notes

                                Due June 25, 2009

================================================================================

                   FIRST AMENDMENT TO NOTE PURCHASE AGREEMENTS

         THIS FIRST AMENDMENT dated as of February 26, 2001 (the or this "FIRST AMENDMENT") to the Note Purchase Agreements each dated as of June 15, 1999 is between HUB GROUP, INC., a Delaware corporation ("PUBLIC HUB COMPANY"), HUB CITY TERMINALS, INC., a Delaware corporation, for itself and as successor by merger to Hub Holdings, Inc. ("HUB CHICAGO"; Public Hub Company and Hub Chicago being individually referred to herein as an "OBLIGOR" and collectively as the "OBLIGORS"), and each of the institutions which is a signatory to this First Amendment (collectively, the "NOTEHOLDERS").

                                    RECITALS:

          A. The Obligors and each of the Noteholders have heretofore entered into separate and several Note Purchase Agreements each dated as of June 15, 1999 (collectively, the "NOTE PURCHASE AGREEMENTS"). The Obligors have heretofore issued the $50,000,000 8.64% Senior Notes Due June 25, 2009 (the "NOTES") dated June 25, 2000 pursuant to the Note Purchase Agreements.

          B. The Obligors and the Noteholders now desire to amend the Note Purchase Agreements in the respects, but only in the respects, hereinafter set forth.

          C. Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Purchase Agreements unless herein defined or the context shall otherwise require.

          D. All requirements of law have been fully complied with and all other acts and things necessary to make this First Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

         NOW, THEREFORE, upon the full and complete satisfaction of the conditions precedent to the effectiveness of this First Amendment set forth in
Section 3.1 hereof, and in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Obligors and the Noteholders do hereby agree as follows:

SECTION 1.           AMENDMENTS.


         SECTION 1.1. A new definition of Capital Expenditures shall be added in alphabetical order in Schedule B to the Note Purchase Agreements to read as follows:

                  "CAPITAL EXPENDITURES" shall mean for any period, the aggregate of all expenditures (whether paid in cash or accrued as a liability) of the Public Hub Company and its Restricted Subsidiaries during that period which, in accordance with GAAP are or should be included in "additions to property, plant or equipment" or similar items reflected in the statement of cash flows of the Public Hub Company and its Restricted Subsidiaries.

         SECTION 1.2. The definition of "CONSOLIDATED EBITDA" appearing in Schedule B to the Note Purchase Agreements shall be amended and restated in its entirety to read as follows:

                  "CONSOLIDATED EBITDA" for any period means the sum of (a) Consolidated Net Income during such period PLUS (to the extent deducted in determining Consolidated Net Income), (b) all provisions for any Federal, state or local income taxes made by the Public Hub Company and the Restricted Subsidiaries during such period, (c) all provisions for depreciation and amortization (other than amortization of debt discount) made by the Public Hub Company and the Restricted Subsidiaries during such period, (d) Consolidated Interest Expense during such period, (e) Minority Interest Expense, (f) if such period includes the fiscal quarters of the Public Hub Company ending on December 31, 2000 or March 31, 2001, non-cash charges during such quarters on the books of the Public Hub Company and its Restricted Subsidiaries in accordance with GAAP aggregating up to $5,100,000 (for both such quarters taken together), (g) all other non-cash charges during such period on the books of the Public Hub Company and its Restricted Subsidiaries in accordance with GAAP to the extent the aggregate amount of such other non-cash charges do not exceed $2,500,000 during any period of four consecutive fiscal quarters of the Public Hub Company (prorated appropriately downward (or upward) for any shorter (or longer) period), (h) if such period includes the fiscal quarters of the Public Hub Company ending on December 31, 2000 or March 31, 2001, severance payments made during such quarters aggregating up to $1,200,000 (for both such quarters taken together) and (i) if such period includes the fiscal quarters of the Public Hub Company ending on March 31, 2001, June 30, 2001, September 30, 2001 or December 31, 2001,
         severance payments (in addition to those accounted for in clause (h) above) made during such quarters aggregating up to $600,000 (for all four such quarters taken together). For purposes of calculations under
         SECTION 10.3, Consolidated EBITDA shall be adjusted for the period in respect of which any such calculation is being made to give effect to
         (i) the audited "EBITDA" (determined in a manner consistent with the definition of "Consolidated EBITDA" contained in this Agreement) of any business entity acquired by the Public Hub Company or any Restricted Subsidiary (the "ACQUIRED BUSINESS") and (ii) all Debt incurred by the Public Hub Company or any Restricted Subsidiary in connection with such acquisition, and shall be computed as if the Acquired Business had been a Restricted Subsidiary throughout the period and all Debt incurred in connection with such acquisition had been incurred at the beginning of such period in respect of which such calculation is being made. Without limiting the foregoing, Consolidated EBITDA shall also be adjusted for the period in respect of which any such calculation is being made to eliminate (1) the audited "EBITDA" of any Subsidiary or other property or assets disposed of by the Public Hub Company or any Restricted Subsidiary (the "TRANSFERRED BUSINESS") and (2) Debt relating to such Subsidiary, property or assets, as the case may be, and shall be computed as if the Transferred Business had been transferred at the beginning of such period in respect of which such calculation is being made. In the case of any business entity acquired during the twelve calendar month period immediately preceding the date of any determination hereunder whose financial records are not, and are not required to be in accordance with applicable laws, rules and regulations, audited by the Public Hub Company's independent public accountants at the time of the acquisition thereof, the Public Hub Company shall base such determination upon the Public Hub Company's internally audited net earnings of such business entity for the immediately preceding fiscal year or the net earnings of such business entity as audited by such business entity's independent auditors for the immediately preceding fiscal year.

         SECTION 1.3. The definition of "CONSOLIDATED EBITDAR" appearing in Schedule B to the Note Purchase Agreements shall be amended and restated in its entirety to read as follows:

                  "CONSOLIDATED EBITDAR" for any period means the sum of (a) Consolidated Net Income during such period, PLUS (to the extent deducted in determining Consolidated Net Income) (b) all provisions for any Federal, state or local income taxes made by the Public Hub Company and the Restricted Subsidiaries during such period, (c) all provisions for depreciation and amortization (other than amortization of debt discount) made by the Public Hub Company and the Restricted Subsidiaries during such period, (d) Consolidated Interest Expense during such period, (e) all Rentals (other than Rentals on Capital Leases) payable during such period by the Public Hub Company and the Restricted Subsidiaries, (f) Minority Interest Expense, (g) if such period includes the fiscal quarters of the Public Hub Company ending on December 31, 2000 or March 31, 2001, non-cash charges during such quarters on the books of the Public Hub Company and its Restricted Subsidiaries in accordance with GAAP aggregating up to $5,100,000 (for both such quarters taken together), (h) all other non-cash charges during such period on the books of the Public Hub Company and its Restricted Subsidiaries in accordance with GAAP to the extent the aggregate amount of such other non-cash charges do not exceed $2,500,000 during any period of four consecutive fiscal quarters of the Public Hub Company (prorated appropriately downward (or upward) for any shorter (or longer) period), (i) if such period includes the fiscal quarters of the Public Hub Company ending on December 31, 2000 or March 31, 2001, severance payments made during such quarters aggregating up to $1,200,000 (for both such quarters taken together) and (j) if such period includes the fiscal quarters of the Public Hub Company ending on March 31, 2001, June 30, 2001, September 30, 2001 or December 31, 2001,
         severance payments (in addition to those accounted for in clause (i) above) made during such quarters aggregating up to $600,000 (for all four such quarters taken together). Consolidated EBITDAR shall not be adjusted to take into account earnings or interest of an Acquired Business that were earned or accrued prior to its becoming an Acquired Business.

         SECTION 1.4. The definition of "CONSOLIDATED INTEREST EXPENSE" appearing in Schedule B to the Note Purchase Agreements shall be amended and restated in its entirety to read as follows:

                  "CONSOLIDATED INTEREST EXPENSE" means for any period all interest (including the interest component on Rentals on Capital Leases) and all amortization of debt discount and expense on any particular Debt (including, without limitation, payment-in-kind, zero coupon and other like Securities) of the Public Hub Company and the Restricted Subsidiaries for which such calculations are being made. Computations of Consolidated Interest Expense on a PRO-FORMA basis for Debt having a variable interest rate shall be calculated at the rate in effect on the date of any determination.

         SECTION 1.5. Section 10.3 of the Note Purchase Agreements shall be amended and restated in its entirety to read as follows:

         "SECTION 10.3. CASH FLOW LEVERAGE RATIO. The Public Hub Company and its Restricted Subsidiaries will not, as of the close of each fiscal quarter specified below, permit the ratio of Consolidated Debt to Consolidated EBITDA for the immediately preceding four consecutive fiscal quarter period to exceed the ratios set forth below:

                                                       CONSOLIDATED DEBT TO
                AS OF THE FISCAL QUARTER                CONSOLIDATED EBITDA
                       ENDING ON:                     SHALL NOT BE MORE THAN:

                  December 31, 2000                         3.85 to 1.00
                   March 31, 2001                           3.75 to 1.00
                    June 30, 2001                           3.75 to 1.00
                 September 30, 2001                         3.50 to 1.00
                  December 31, 2001                         3.25 to 1.00
                    March 31, 2002                          3.25 to 1.00
                    June 30, 2002                           3.00 to 1.00
                 September 30, 2002                         3.00 to 1.00
                  December 31, 2002                         2.75 to 1.00
                   March 31, 2003                           2.75 to 1.00
            June 30, 2003 and thereafter                    2.50 to 1.00"

         SECTION 1.6. Section 10.2 of the Note Purchase Agreements shall be amended and restated in its entirety to read as follows:

         "SECTION 10.2. FIXED CHARGE COVERAGE RATIO. The Public Hub Company and its Restricted Subsidiaries will not, as of close of each fiscal quarter specified below, permit the ratio of (a) Consolidated EBITDAR for the immediately preceding four consecutive fiscal quarter period to
         (b) Consolidated Fixed Charges as of such date to be less than (i) 1.25 to 1.00 as of the end of the fiscal quarters ending March 31, 2001, June 30, 2001 and September 30, 2001, and (ii) 1.30 to 1.00 as of the close of each fiscal quarter thereafter."

         SECTION 1.7. Section 10.6(b)(i) of the Note Purchase Agreements shall be amended and restated in its entirety to read as follows:

                  "(i)     the sale, lease, transfer or other disposition of
assets of a Restricted Subsidiary to any Obligor or a Wholly-owned Restricted Subsidiary or of an Obligor to any other Obligor; or"

         SECTION 1.8. Section 10 of the Note Purchase Agreements shall be amended by adding thereto a new Section 10.10 to read as follows:

         "SECTION 10.10. CAPITAL EXPENDITURES. The Public Hub Company and its Restricted Subsidiaries shall not expend or become obligated for Capital Expenditures during the fiscal year ending December 31, 2001 in an aggregate amount in excess of $12,000,000 and shall not expend or become obligated for Capital Expenditures during the fiscal year ending December 31, 2002 in an aggregate amount in excess of $15,000,000."

         SECTION 1.9. From and after December 31, 2000 interest on the Notes shall accrue at the rate of 9.14% per annum in lieu of 8.64% per annum and the overdue rate on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount at a rate per annum from time to time equal to the greater of
(i) 11.14% per annum or (ii) 2% over the rate of interest publicly announced by Harris Trust and Savings Bank, Chicago, Illinois from time to time as its "base" or "prime" rate.

SECTION 2.           REPRESENTATIONS AND WARRANTIES OF THE OBLIGORS.

         SECTION 2.1. To induce the Noteholders to execute and deliver this First Amendment (which representations shall survive the execution and delivery of this First Amendment), the Obligors, jointly and severally, represent and warrant to the Noteholders that:

                   (a) this First Amendment has been duly authorized, executed and delivered by each Obligor and this First Amendment constitutes the legal, valid and binding obligation, contract and agreement of each Obligor enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

                   (b) the Note Purchase Agreements, as amended by this First Amendment, constitute the legal, valid and binding obligations, contracts and agreements of the Obligors enforceable against them in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

                   (c) the execution, delivery and performance by the Obligors of this First Amendment (i) has been duly authorized by all requisite corporate action and, if required, shareholder action, (ii) does not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or its certificate of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any material indenture, agreement or other instrument to which any Obligor is a party or by which any Obligor's properties or assets are or may be bound, including, without limitation, the Credit Agreement dated as of April 30, 1999, among the Obligors, the Lenders party thereto and Harris Trust and Savings Bank, individually and as Agent, and all amendments, supplements and modifications thereto, or (B) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (iii)(A)(3) of this Section 2.1(c);

                   (d) as of the date hereof and after giving effect to this First Amendment, no Default or Event of Default has occurred which is continuing;

                   (e) all the representations and warranties contained in
         Section 5 of the Note Purchase Agreements (other than those contained in Sections 5.3, 5.4(a), 5.4(b) and 5.9) are true and correct in all material respects with the same force and effect as if made by the Obligors on and as of the date hereof (other than any representation and warranty that expressly relates to a specified earlier date, which was true and correct in all material respects as of such date); PROVIDED, THAT, notwithstanding any reference in Sections 5.4(c) and 5.4(d) of the Note Purchase Agreements to the Restricted Subsidiaries listed on Schedule 5.4 to the Note Purchase Agreements, the representations and warranties hereby made by the Obligors with reference to Sections 5.4(c) and 5.4(d) of the Note Purchase Agreements shall relate to the Restricted Subsidiaries existing on the date hereof;

                   (f) The statements and information furnished to the Noteholders in connection with the negotiation of this Amendment do not, taken as a whole, and other than financial projections or forecasts, contain any untrue statements of a material fact or omit a material fact necessary to make the material statements contained herein or therein not misleading, the Noteholders acknowledging that as to any projections furnished to the Noteholders, the Obligors and the Constituent Company Guarantors only represent that the same were prepared on the basis of information and estimates the Obligors believed to be reasonable; and

                   (g) All tax returns with respect to any income tax or other material tax required to be filed by the Obligors and the Restricted Subsidiaries in any jurisdiction have, in fact, been filed, and all taxes, assessments, fees and other governmental charges upon the Obligors or the Restricted Subsidiaries or upon any of their respective properties, income or franchises, which are shown to be due and payable in such returns, have been paid. The Obligors do not know of any proposed additional tax assessment against the Obligors or any Restricted Subsidiary for which adequate provision in accordance with GAAP has not been made. Adequate provisions in accordance with GAAP for taxes on the books of the Obligors and each Restricted Subsidiary have been made for all open years, and for its current fiscal period.

SECTION 3.           CONDITIONS TO EFFECTIVENESS OF THIS FIRST AMENDMENT.

         SECTION 3.1. This First Amendment shall not become effective until, and shall become effective when, each and every one of the following conditions shall have been satisfied:

                   (a) executed counterparts of this First Amendment, duly executed by the Obligors and the holders of at least 51% of the outstanding principal of the Notes, shall have been delivered to the Noteholders;

                   (b) the Noteholders shall have received a copy of the resolutions of the Board of Directors of each Obligor authorizing the execution, delivery and performance by such Obligor of this First Amendment, certified by such Obligor's Secretary or an Assistant Secretary;

                   (c) the representations and warranties of the Obligors set forth in Section 2 hereof are true and correct on and with respect to the date hereof; and

                   (d) the Noteholders shall have received the favorable opinion of counsel to the Obligors as to the matters set forth in Sections 2.1(a), 2.1(b) and 2.1(c) hereof, which opinion shall be in form and substance satisfactory to the Noteholders.

Upon receipt of all of the foregoing, this First Amendment shall become effective as of December 31, 2000.

SECTION 4.           PAYMENT OF NOTEHOLDERS' COUNSEL FEES AND EXPENSES.

         SECTION 4.1. The Obligors agrees to pay upon demand, the reasonable fees and expenses of Chapman and Cutler, counsel to the Noteholders, in connection with the negotiation, preparation, approval, execution and delivery of this First Amendment.

SECTION 5.           MISCELLANEOUS.

         SECTION 5.1. This First Amendment shall be construed in connection with and as part of each of the Note Purchase Agreements, and except as modified and expressly amended by this First Amendment, all terms, conditions and covenants contained in the Note Purchase Agreements and the Notes are hereby ratified and shall be and remain in full force and effect.

        SECTION 5.2. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this First Amendment may refer to the Note Purchase Agreements without making specific reference to this First Amendment but nevertheless all such references shall include this First Amendment unless the context otherwise requires.

         SECTION 5.3. The descriptive headings of the various Sections or parts of this First Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

         SECTION 5.4. This First Amendment shall be governed by and construed in accordance with Illinois law.

         SECTION 5.5. The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this First Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

                      [Signature Pages Begin on Next Page]

         IN WITNESS WHEREOF, the Obligors and the Noteholders have caused this instrument to be executed this February 26, 2001.

                                      HUB GROUP, INC.
                                      HUB CITY TERMINALS, INC.

                                       By
                                        David P. Yeager
                                        Chief Executive Officer for each of the
                                        above Companies

Consented, Accepted and Agreed
this February 26, 2001

                                      HUB CHICAGO HOLDINGS, INC., a Constituent
                                        Company Guarantor

                                       By
                                        David P. Yeager
                                        Chief Executive Officer for each of the
                                        above Companies


                                      HLX COMPANY, L.L.C., a Constituent
                                        Company Guarantor

                                       By
                                        David P. Yeager
                                        Vice Chairman and Chief Executive
                                        Officer

                                      QSSC, INC.
                                      QUALITY SERVICES, L.L.C.,
                                      QUALITY SERVICES OF KANSAS, L.L.C.
                                      QUALITY SERVICES OF NEW JERSEY, L.L.C.
                                      Q.S. OF ILLINOIS, L.L.C.
                                      Q.S. OF GEORGIA, L.L.C.


                                       By
                                        David P. Yeager
                                        Chief Executive Officer for each of the
                                        above Constituent Company Guarantors

                                      HUB GROUP ALABAMA, LLC (formerly known as
                                        Hub City Alabama, L.P.)
                                      HUB GROUP ATLANTA, LLC (formerly known as
                                        Hub City Atlanta, L.P.)
                                      HUB GROUP BOSTON, LLC (formerly known as
                                        Hub City Boston, L.P.)
                                      HUB GROUP CANADA, L.P.
                                      HUB GROUP CLEVELAND, LLC (formerly known
                                        as Hub City Cleveland, L.P.)
                                      HUB GROUP DETROIT, LLC (formerly known as
                                        Hub City Detroit, L.P.)
                                      HUB GROUP FLORIDA, LLC (formerly known as
                                        Hub City Florida, L.P.)
                                      HUB GROUP GOLDEN GATE, LLC (formerly known
                                        as Hub City Golden Gate, L.P.)
                                      HUB GROUP INDIANAPOLIS, LLC (formerly
                                        known as Hub City Indianapolis, L.P.)
                                      HUB GROUP KANSAS CITY, LLC (formerly known
                                        as Hub City Kansas City, L.P.)
                                      HUB GROUP LOS ANGELES, LLC (formerly known
                                        as Hub City Los Angeles, L.P.)
                                      HUB GROUP MID ATLANTIC, LLC (formerly
                                        known as Hub City Mid Atlantic, L.P.)
                                      HUB GROUP NEW ORLEANS, LLC (formerly known
                                        as Hub City New Orleans, L.P.)
                                      HUB GROUP NEW YORK STATE, LLC (formerly
                                        known as Hub City New York State, L.P.)
                                      HUB GROUP NEW YORK-NEW JERSEY, LLC
                                         (formerly known as Hub City New
                                         York-New Jersey, L.P.)
                                      HUB GROUP NORTH CENTRAL, LLC (formerly
                                        known as Hub City North Central, L.P.)
                                      HUB GROUP OHIO, LLC (formerly known as Hub
                                        City Ohio, L.P.)
                                      HUB GROUP PHILADELPHIA, LLC (formerly
                                        known as Hub City Philadelphia, L.P.)
                                      HUB GROUP PITTSBURGH, LLC (formerly known
                                        as Hub City Pittsburgh, L.P.)
                                      HUB GROUP PORTLAND, LLC (formerly known as
                                        Hub City Portland, L.P.)
                                      HUB GROUP ST. LOUIS, LLC (formerly known
                                        as Hub City St. Louis, L.P.)
                                      HUB GROUP TENNESSEE, LLC (formerly known
                                        as Hub City Tennessee, L.P.)
                                      HUB CITY TEXAS, L.P.


                                       By
                                        David P. Yeager
                                        Chief Executive Officer for each of the
                                        above Constituent Company Guarantors

Consented, Accepted and Agreed
this February 26, 2001:

                                      BAYSTATE HEALTH SYSTEM, INC.

                                      By:  David L. Babson & Company Inc. as
                                           Investment Adviser


                                           By___________________________________
                                             Name:
                                             Title:

Consented, Accepted and Agreed
this February 26, 2001:

                                      C.M. LIFE INSURANCE COMPANY

                                      By:  David L. Babson & Company Inc. as
                                           Investment Sub-Adviser


                                           By___________________________________
                                             Name:
                                             Title:

Consented, Accepted and Agreed
this February 26, 2001:

                                     MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

                                      By:  David L. Babson & Company Inc., as
                                           Investment Adviser


                                           By___________________________________
                                             Name:
                                             Title:

Consented, Accepted and Agreed
this February 26, 2001:

                                      INVESTORS PARTNER LIFE INSURANCE COMPANY

                                           By___________________________________
                                             Name:
                                             Title:

Consented, Accepted and Agreed
this February 26, 2001:

                                      JOHN HANCOCK LIFE INSURANCE COMPANY

                                           By___________________________________
                                             Name:
                                             Title:

Consented, Accepted and Agreed
this February 26, 2001:

                                      JOHN HANCOCK VARIABLE LIFE INSURANCE
                                      COMPANY

                                           By___________________________________
                                             Name:
                                             Title:

Consented, Accepted and Agreed
this February 26, 2001:

                                      MELLON BANK, N.A., solely in its capacity
                                         as Trustee for the Bell Atlantic
                                         Master Trust (as directed by John
                                         Hancock Financial Services, Inc.), and
                                         not in its individual capacity


                                           By___________________________________
                                             Name:
                                             Title:

Consented, Accepted and Agreed
this February 26, 2001:

                                       ING INVESTMENT MANAGEMENT LLC, as agent
                                          on behalf of ReliaStar Life Insurance
                                          Company


                                           By___________________________________
                                             Name:
                                             Title:

Consented, Accepted and Agreed
this February 26, 2001:

                                       ING INVESTMENT MANAGEMENT LLC, as
                                          agent on behalf of ReliaStar Life
                                          Insurance Company of New York


                                           By___________________________________
                                             Name:
                                             Title:

Consented, Accepted and Agreed
this February 26, 2001:

                                       UNITED OF OMAHA LIFE INSURANCE COMPANY


                                           By___________________________________
                                             Name:
                                             Title: